UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2009 (August 14, 2009)

COMPOSITE TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2026 McGaw Avenue
Irvine, CA 92614
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (949) 428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01. Entry into a Material Definitive Agreement

On August 10, 2009, Composite Technology Corporation (the “Registrant” or “CTC”) and its wholly-owned subsidiary DeWind, Inc. (“DeWind”), a Nevada corporation, entered into an Asset Purchase Agreement (“Purchase Agreement”) with Daewoo Shipbuilding & Marine Engineering Co., Ltd., a Korean corporation (“Buyer”).  Under the Purchase Agreement, DeWind agreed to sell substantially all of its assets for $46.5 million and assumption of certain liabilities.

Also on August 10, 2009, DeWind, Ltd., a UK private limited company and a wholly-owned subsidiary of the Registrant (“UK DeWind”), entered into an Asset Purchase Agreement (“UK Agreement”, and together with the Purchase Agreement, the “Agreements”) with Buyer under which UK DeWind agreed to sell certain assets, including without limitation the  D8.2 prototype turbine at Cuxhaven, and an assignment of a lease agreement with DEWI-OCC Offshore and Certificate Centre GmbH dated June 29, 2006 (“Cuxhaven Lease”), for the purchase price of $3.0 million.

DeWind, Inc. Asset Purchase Agreement

Under the Purchase Agreement, DeWind agreed to sell, assign, transfer, convey and deliver to Buyer, free and clear of liens, except for certain permitted liens under the Purchase Agreement (“Permitted Liens”), all assets related to the business of designing, developing, assembling, manufacturing and selling wind turbines for the production of wind energy and the development and management of “wind farms” for the harnessing and sale of wind energy (“Business”) except for certain excluded assets (the “Purchased Assets”) for the purchase price of (i) $46,500,000 in cash, subject to adjustment as set forth in the Purchase Agreement, and (ii) the assumption of the certain assumed liabilities.

The Purchased Assets include, but are not limited to, the following assets, properties and rights:

(a)	all inventory;

(b)	all equipment;

(c)	all intellectual property;

(d)
subject to obtaining any necessary third party consents, all contracts related to the Business but which shall not include any employee benefit plans or related contracts covering employees in the U.S.;

(e)	all accounts receivable;

(f)	all business authorizations that are permitted to be transferred

(g)	all books and records;

(h)	all claims arising from or relating to the other Purchased Assets or the Assumed Liabilities;

(i)
all insurance benefits other than those relating to any Benefit Plans covering employees in the U.S., including rights and proceeds, arising from or relating to the other Purchased Assets or the Assumed Liabilities;

(j)	all prepaid expenses;

(k)	all security deposits, earnest deposits and all other forms of deposit or security placed with or by DeWind for the performance of an Assigned Contract;

(l)	all of DeWind’s equity interest in its subsidiaries directly owned by it; and

(m)	all goodwill of the Business as going concern.

The Purchased Assets do not include (collectively, the “Excluded Assets”):

(a)	all cash, cash equivalents and bank accounts of DeWind, other than security deposits for the performance of an Assigned Contract;

(b)	all contracts that are not Assigned Contracts (the “Excluded Contracts”), and all benefit plans and related contracts covering employees in the U.S.;

(c)	the corporate seals, charter documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of DeWind;

(d)	all insurance policies that do not relate to the Purchased Assets or Assumed Liabilities, and all rights and benefits thereunder;

(e)	the rights that accrue or will accrue to DeWind under the Purchase Agreement or ancillary agreements;

(f)
any tax refunds for periods ending on or before the closing date and for pre-closing tax periods except for tax refunds of any of its subsidiaries to the extent such refunds represent the carry-back of net operating losses arising during the post-closing tax period; and

(g)	any Assets relating to CTC, CTC’s subsidiaries or CTC’s affiliates (other than DeWind and its subsidiaries).

Buyer  agreed to assume from and after the closing the following liabilities of DeWind (the “Assumed Liabilities”):

(a)
all accounts payable to trade creditors of the Business that are unpaid at the closing date and that either (i) are reflected on the March 31, 2009 balance sheet or (ii) arose in the ordinary course of the Business between March 31, 2009 and the closing date;

(b)
all liabilities that remain unpaid or unperformed in respect of the Assigned Contracts except for product liability or intellectual property infringement related claims and   liabilities under certain DeWind Ltd. related contracts;

(c)	all customer turbine advance payments and deposits; and

(d)	all holiday pay, vacation pay and accrued payroll for transferred employees of DeWind.

Other than as described above, Buyer will not assume any other liabilities of DeWind.

The Purchaser Price will be subject to adjustment based on the value of the Purchased Assets less Assumed Liabilities (“Final Net Assets”) at closing.  If Final Net Assets is less than $25,288,000 (“Base Net Assets”), DeWind shall pay to Buyer, as an adjustment to the Purchase Price, an amount of cash equal to the difference between the Base Net Assets and Final Net Assets.  If Final Net Assets exceed the Base Net Assets, Buyer shall pay to DeWind, an amount of cash equal to the difference between Final Net Assets and the Base Net Assets.

At the closing, DeWind will provide, among other things an executed Bill of Sale, an Assignment and Assumption Agreement, Intellectual Property Assignments, and an Escrow Agreement.  The Purchase Agreement states that Buyer will pay DeWind 85% of the Purchase Price and will place 15% into an escrow fund to secure the indemnification obligations of DeWind at closing. The parties have subsequently agreed that $35,475,000 of the Purchase Price will be paid to DeWind at closing and $11,025,000 will be placed into escrow.

DeWind has made customary representations and warranties regarding the Business, related to, among other things: organization and good standing; authority and enforceability of the Purchase Agreement; its subsidiaries; consents; financial statements of DeWind; undisclosed liabilities; inventory; accounts receivable; taxes; compliance with law; business authorizations; title and permitted liens; condition of tangible assets; real property; intellectual property; absence of certain changes or events; contracts; sufficiency of purchased assets; litigation; employee benefits; labor and employment matters; environmental issues; insurance; product warranties; solvency; brokers; and disclosures.  All representations and warranties contained in the Purchase Agreement were made strictly for the purposes of allocating contractual risk between the parties and not as a means of establishing facts.  The Purchase Agreement may have different standards of materiality.  The facts may have changed since the date of the Purchase Agreement and only parties to such agreement and specified third-party beneficiaries have a right to enforce such agreement.

Until the earlier of the termination of the Purchase Agreement or the closing date, DeWind shall:

(a)
(i) maintain its corporate existence, (ii) pay or perform the liabilities of the Business when due, (iii) carry on the Business in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of the Purchase Agreement and in compliance with all laws, business authorizations and material contracts and (iv) keep the level and quality of its inventory, accounts receivable, accounts payable and supplies (A) in approximately the same proportions as reflected on the March 31, 2009 balance sheet, (B) in a manner consistent with past practice and (C) so as to be sufficient for the conduct of the Business by Buyer following the closing in a manner consistent with the past practice of the Business;

(b)
use its commercially reasonable efforts consistent with past practices and policies to preserve intact its business organization and, subject to the other provisions of the Purchase Agreement, preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having dealings with the Business, to the end that the goodwill of the Business be substantially unimpaired on the closing date; provided that DeWind is not authorized to, and shall not, make any commitments on behalf of Buyer;

(c)
maintain the real property and other assets, properties and rights included in the Purchased Assets in the same state of repair, order and conditions as they are on the date hereof, reasonable wear and tear excepted;

(d)	maintain the books and records in accordance with past practice, and use its commercially reasonable efforts to maintain in full force and effect all business authorizations and policies;

(e)
(i) confer with Buyer prior to implementing operational decisions of a material nature, (ii) report on a weekly basis concerning the status of the Business, and (iii) promptly notify Buyer of any event or occurrence not in the ordinary course of the Business; and

(f)	use its commercially reasonable efforts to cause all of the conditions to the obligations of Buyer under the Purchase Agreement to be satisfied as soon as practicable following the date hereof;

If the closing has not occurred by the 30th day after August 10, 2009, then nothing in the Purchase Agreement shall prohibit CTC, DeWind, their respective affiliates or any representative thereof from taking any course of action that it, he or she reasonably believes, based on the advice of reputable legal counsel, is necessary to comply with or avoid breach of its, his or her fiduciary obligations to CTC, DeWind or their shareholders under applicable laws; provided, DeWind shall promptly notify Buyer in writing of the occurrence of such action or failure to take such action.

Without prior approval from Buyer, DeWind shall not, and shall not permit any subsidiary to, do any of the following, in each case with respect to the Business, certain actions including:

(a)
modify any compensation, benefits payable or similar payments or to become payable to any current or former directors, employees, contractors or consultants of the Business, except to the extent any such compensation or payment represents Excluded Liabilities, or enter into any employment, severance or termination agreement that creates any Assumed Liabilities;

(b)	other than in the ordinary course of business, or as required by law, establish, adopt, enter into, amend or terminate any benefit plan or other similar compensation arrangement;

(c)
sell, lease, transfer or assign any assets, properties or rights of DeWind or any subsidiary related to the Business, except (i) sales of inventory, (ii) the grant of non-exclusive Out-Bound Licenses, (iii) the sale of obsolete equipment, and (iv) the sale of Excluded Assets, in each case in the ordinary course of the Business consistent with past practice;

(d)	assume, incur or guarantee any indebtedness or modify the terms of any existing indebtedness;

(e)	cancel any debts or waive any claims or rights of substantial value;

(f)	mortgage, pledge or subject to liens (in each case, other than Permitted Liens) any assets, properties or rights related to the Business;

(g)	amend, modify, cancel or waive any rights under any Assigned Contract;

(h)	enter into any material contract;

(i)	take any action or engage in any transaction that is material to, or outside the ordinary course of, the Business;

(j)
(i) make any material capital expenditure, or commit to make any material capital expenditure, or (ii) acquire any material assets, properties or rights other than Inventory in the ordinary course of the Business consistent with past practice;

(k)	make any filings or registrations with any governmental entity, except routine filings and registrations made in the ordinary course of the Business consistent with past practice;

(l)	be party to any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Business;

(m)	make any changes in its accounting methods, principles or practices;

(n)
take any action or omit to do any act which action or omission will cause it to breach any obligation contained in the Purchase Agreement or cause any representation or warranty of DeWind not to be true and correct as of the closing date; or

(o)	agree, whether in writing or otherwise, to do any of the foregoing;

If the closing has not occurred by the 30th day after August 10, 2009, then nothing in the Purchase Agreement shall prohibit CTC, DeWind, their respective affiliates or any Representative thereof from taking any course of action that it, he or she reasonably believes, based on the advice of reputable legal counsel, is necessary to comply with or avoid breach of its, his or her fiduciary obligations to CTC, DeWind or their shareholders under applicable laws; provided, DeWind shall promptly notify Buyer in writing of the occurrence of such action or failure to take such action.

On or prior to the closing date, DeWind shall cause to be released all liens (other than certain permitted liens as defined in the Purchase Agreement) in and upon any of the Purchased Assets.

DeWind shall use its commercially reasonable efforts to obtain all consents that are required under the Assigned Contracts in connection with the consummation of the transactions contemplated by the Purchase Agreement; provided that no Assigned Contract shall be amended and no right thereunder shall be waived to obtain any such consent.  Buyer shall cooperate with DeWind in such efforts.

CTC and DeWind each covenant that, commencing on the closing date and ending on the 5-year anniversary of the closing date (the “Noncompetition Period”), each shall not, and each shall cause their affiliates (other than shareholders of CTC) and their and their affiliates’ directors and officers not to compete with the Business.

More specifically each of such parties shall not, directly or indirectly, in any capacity, engage in or have any direct or indirect ownership interest in, or permit the name of CTC, DeWind or any of their Affiliates (other than any director or shareholder of CTC) to be used in connection with the promotion of, any business anywhere in the world which is engaged, either directly or indirectly, in the business of developing, manufacturing, marketing or selling any products or equipment or providing any services which are competitive with products or equipment manufactured, marketed, sold or under development by, or services provided by, the Business to the extent related to the development, manufacture and sale of wind turbines (the “Restricted Business”).

Notwithstanding the foregoing, the Restricted Business does not include the development, construction, operation or sale of wind farm projects or related ventures.

CTC and DeWind each covenant that during the Noncompetition Period, each shall not, and it shall cause their affiliates (other than shareholders of CTC) and their and their respective affiliates’ directors and officers not to, solicit the employment or engagement of services of any person who is or was employed as an employee, consultant or contractor in the Business during the Noncompetition Period on a full  or part time basis; provided that CTC, DeWind and their affiliates may continue to engage and use any consultants and contractors used by any of them as of the date hereof other than with respect to the Purchased Assets. The Noncompetition Period shall be extended for an additional period equal to any period during which CTC, DeWind or any Subsidiary is in breach of its noncompetition and nonsolicitation obligations.

With respect to employees in the U.S, Buyer may offer employment to any DeWind employee on such terms and conditions as it deems appropriate in its sole discretion, such employment to be contingent upon and effective immediately following the closing.  Any and all liabilities relating to or arising out of the employment, or cessation of employment, of any DeWind employee (whether or not the employee is retained by Buyer) on or prior to the close of business on the closing date shall be the sole responsibility of DeWind.

With respect to German employees of DeWind, the parties have agreed that 71 employees will be transferred to Buyer (“Transferred German Employees”).  The employment contracts of the Transferred German Employees shall be transferred to Buyer with all rights and obligations with effect as of the closing date provided that the relevant German Employee does not object to the transfer. In the event that a claim or allegation is made by an employee or former employee of DeWind who is not a Transferred German Employees” (an “Unexpected Employee”) that he/she has or should have transferred to the Buyer by virtue of German law, DeWind shall indemnify Buyer against any Liabilities incurred by the Buyer arising out of or in connection with the transfer of the Unexpected Employee.  DeWind shall indemnify Buyer against any Liabilities incurred by Buyer arising from claims by Transferred German Employees in respect of and/or related to the time prior to the transfer of the employment.  Buyer shall indemnify DeWind unless agreed expressly otherwise in the Purchase Agreement – against any liabilities incurred by DeWind arising from claims by Transferred German Employees in respect of and/or related to the time post transfer.

DeWind will be responsible for the preparation and filing of all tax returns for DeWind for all periods as to which tax returns are due after the closing date (including the tax returns for DeWind that include the operations of DeWind and its subsidiaries for any period ending on or before the closing date).  DeWind will make all payments required with respect to any such tax return.

Buyer will be responsible for the preparation and filing of all tax returns for DeWind subsidiaries for all periods as to which tax returns are due after the closing date (other than taxes with respect to periods which the tax returns of DeWind will include the operations of DeWind and DeWind Subsidiaries).  Buyer will make all payments required with respect to any such tax return; provided, however, that DeWind will reimburse Buyer concurrently therewith to the extent (i) any payment Buyer is making relates to the operations of DeWind or any of DeWind Subsidiaries for any period ending on or before the closing date and (ii) such payment was not adequately reserved for on the Subsidiary’s financial statements as of the closing date.

Buyer and DeWind shall each bear an equal portion of all federal, state and local sales, documentary and real estate and other transfer Taxes, if any, due as a result of the purchase, sale or transfer of the Purchased Assets in accordance herewith whether imposed by law on DeWind, DeWind Subsidiaries or Buyer.

All personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period that includes (but does not end on) the closing date shall be apportioned between DeWind and Buyer as of the closing date based on the number of days of such taxable period included in the period ending with and including the closing date, and the number of days of such taxable period beginning after the closing date.

Buyer and DeWind hereby waive compliance by Buyer and DeWind with the bulk sales law and any other similar Laws in any applicable jurisdiction in respect of the transactions contemplated by the Purchase Agreement and the ancillary agreements; provided, however, that DeWind shall pay and discharge when due all claims of creditors asserted against Buyer or the Purchased Assets by reason of such noncompliance and shall take promptly all necessary actions required to remove any lien which may be placed upon any of the Purchased Assets by reason of such noncompliance.

Buyer and DeWind shall cooperate, and each shall use its commercially reasonable efforts, to effect the full and unconditional release, effective as of the closing date, of the Registrant from any guarantee relating to an Assumed Liability (“Parent Guarantee”) and Buyer, will (among other things) (i) furnish a guarantee to replace such Parent Guarantee, which replacement guarantee is issued by a Person having creditworthiness at least comparable to that of CTC and containing terms and conditions that are substantially similar to the terms and conditions of such Parent Guarantee, or (ii) providing other credit support reasonably acceptable to the appropriate guarantee beneficiary.

Buyer and DeWind shall each negotiate in good faith and use its commercially reasonable efforts to finalize and execute a transition services agreement. DeWind agrees to promptly pay all judgments and settlements of certain pending lawsuits to the extent such judgments and settlements are in excess of certain reserve amounts.

The obligations of Buyer and DeWind to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction on or prior to the closing date of various customary conditions, among other things, including (a) Bank of Korea related approvals; (b) lack of governmental order preventing the consummation of the asset sale; (c) lack of any law that makes the consummation of the asset sale illegal.  (d) absence of any pending or threatened action before any governmental entity that would materially and adversely affect the asset sale.

The obligation of Buyer to consummate the asset sale is subject to the satisfaction (or waiver by Buyer in its sole discretion) of additional further conditions relating to, among other things: (a) accuracy and completeness of the representations and warranties of DeWind; (b) performance or compliance in all material respects with all obligations and covenants required by the Purchase Agreement; (c) delivery of a certificate of an authorized officer of DeWind, dated as of the closing date, stating that certain closing conditions have been satisfied; (d) absence of any material adverse effect on the Purchased Assets or the Business; (e) DeWind’s delivery to Buyer of all agreements and other documents required to be delivered by DeWind to Buyer pursuant to the Purchase Agreement; (f) receipt of evidence in form and substance reasonably satisfactory to Buyer that all liens other than Permitted Liens with respect to the Purchased Assets have been released; (g) DeWind’s completion of such actions as are reasonably necessary to cause certain employees and their covered dependents to cease participation in all DeWind benefit plans covering such employees in the United States, except with respect to available continuation or conversion coverage pursuant to applicable law and the terms of such benefit plans; (h) Buyer’s receipt a comfort letter from a certain third party; (i) resolution of certain pending lawsuits; and (j) receipt of evidence reasonably acceptable to Buyer that DeWind Energy Development Company LLC owns a majority of the capital stock of DeWind SW1 Wind Farms, LLC. The obligation of DeWind to consummate the asset sale is subject to the satisfaction (or waiver by DeWind in its sole discretion) of the following further conditions, relating to among other things:  (a) accuracy and completeness of the representations and warranties of Buyer; (b) performance or compliance with all obligations and covenants required by the Purchase Agreement to be performed or complied with by Buyer; (c)  if the closing has not occurred by the 30th day after August 10, 2009, a nationally recognized investment bank shall have delivered to the board of directors of CTC (or a committee thereof) a written bring-down letter with respect to an opinion provided by such investment bank, which confirms that, as of the closing date, the consideration to be received by DeWind in connection with the asset sale contemplated hereby is, from a financial point of view, fair to CTC.  Some of these closing conditions are dependent upon actions of or absence of actions by various third parties. The Registrant cannot assure an investor that the closing conditions of Buyer’s obligations or DeWind’s obligations will be satisfied.

This Agreement may be terminated at any time prior to the closing by mutual written consent of Buyer and DeWind.  It may be also terminated by either Buyer or DeWind if: (a) the closing does not occur on or before the 45th day after August 10, 2009; provided that the right to terminate the Purchase Agreement shall not be available to any party whose breach of a representation, warranty, covenant or agreement under the Purchase Agreement has been the cause of or resulted in the failure of the closing to occur on or before such date; or (b) a governmental entity shall have issued an order or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement.

This Agreement may be terminated by Buyer if (a) any condition to the obligations of Buyer hereunder becomes incapable of fulfillment other than as a result of a breach by Buyer of any covenant or agreement contained in the Purchase Agreement, and such condition is not waived by Buyer; or (b) there has been a material breach by DeWind of any representation, warranty, covenant or agreement contained in the Purchase Agreement or DeWind Disclosure Schedule to the Purchase Agreement, or if any representation or warranty of DeWind became untrue in either case such that the closing conditions would not be satisfied prior to closing in a material manner and is not subsequently cured;

If DeWind has not terminated the Purchase Agreement, the closing has not occurred by the 30th day after August 10, 2009 and DeWind or any of its subsidiaries has taken any action (or failed to take any action), the result of which would have been a material breach of its covenants but for the provisos thereto; provided that, if Buyer exercises its termination right and both (a) all other mutual conditions precedent have either been met or waived and (b) Buyer is not in breach of the Purchase Agreement, then DeWind shall promptly pay a break-up fee to Buyer equal to $2,000,000.

DeWind may terminate the Purchase Agreement if any condition to the obligations of DeWind hereunder becomes incapable of fulfillment other than as a result of a breach by DeWind of any covenant or agreement contained in the Purchase Agreement, and such condition is not waived by DeWind; provided that if DeWind exercises this termination right because an investment bank cannot provide a bring down of the fairness opinion and both (a) all other mutual conditions precedent have either been met or waived and (b) Buyer is not in breach of the Purchase Agreement; then DeWind shall promptly pay a break-up fee to Buyer equal to $2,000,000.

DeWind may also terminate the Purchase Agreement if there has been a material breach by Buyer of any representation, warranty, covenant or agreement contained in the Purchase Agreement or the Buyer Disclosure Schedule, or if any representation or warranty of Buyer shall have become untrue, in either case such that the closing conditions would not be satisfied; provided that any such breach is not cured by Buyer within  a certain grace period.

All representations and warranties contained in the Purchase Agreement, the ancillary agreements, any schedule, certificate or other document delivered pursuant to the Purchase Agreement or the ancillary agreements, shall survive the closing for a period of eighteen (18) months.  Notwithstanding the foregoing, all representations and warranties of DeWind regarding DeWind’s organization and good standing, and authority and enforceability of the Purchase Agreement shall survive indefinitely; representations and warranties regarding taxes and employee benefits shall survive for a period equal to the applicable statute of limitations plus 60 days.  The representations and warranties of DeWind regarding subsidiaries and related entities; intellectual property; employee benefits; and brokers or finders; and the representations and warranties of Buyer regarding Buyer’s organization and good standing; authority and enforceability; and brokers or finders shall survive the closing for a period of three (3) years.

All covenants and agreements that, by their terms herein, explicitly contemplate performance until a specific date after the closing date, shall survive the closing until a date that is eighteen (18) months after such specific date.  All other covenants and agreements herein shall survive the closing for a period of eighteen (18) months.

The period for which a representation or warranty, covenant or agreement survives the closing is referred to herein as the “Applicable Survival Period.”  In the event notice of claim for indemnification under the Purchase Agreement is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim (whether or not formal legal action shall have been commenced based upon such claim) shall survive with respect to such claim until such claim is finally resolved.

DeWind and CTC will indemnify and defend Buyer and its Affiliates and their respective representatives (the “Buyer Indemnitees”) against, and shall hold them harmless from all losses resulting from, arising out of, or incurred by any Buyer Indemnitee in connection with, or otherwise with respect to: (i) the failure of any representation and warranty (as qualified by DeWind Disclosure Schedule) or other statement by DeWind contained in the Purchase Agreement, any ancillary agreements, DeWind Disclosure Schedule or any certificate furnished or to be furnished to Buyer in connection with the transactions contemplated by the Purchase Agreement and the ancillary agreements to be true and correct in all respects as of the date of the Purchase Agreement and as of the closing date;  (ii) any breach of any covenant or agreement of DeWind contained in the Purchase Agreement, the ancillary agreements, DeWind Disclosure Schedule or any certificate furnished or to be furnished to Buyer in connection with the transactions contemplated by the Purchase Agreement and the ancillary agreements; or (iii) any Excluded Liability.

Buyer Indemnitees will be entitled to indemnification with respect to any claim for indemnification described in the foregoing paragraph: (i) only if the amount of losses with respect to such claim exceeds the amount of $50,000 (any claim involving Losses equal to or less than such amount being referred to as a “De Minimis Claim”); (ii)only if, and then only to the extent that, the aggregate losses to all Buyer Indemnitees, with respect to all claims for indemnification (other than De Minimis Claims), exceed the amount of $150,000 (the “Deductible”), whereupon DeWind shall be obligated to pay in full all such amounts but only to the extent such aggregate damages are in excess of the amount of the Deductible; and

Notwithstanding anything to the contrary, the Buyer Indemnitees shall not be entitled to aggregate Losses in excess of the amount of 35% (the “Cap”) of the amount of the cash consideration adjusted after the Final Net Asset adjustment (“Adjusted Cash Consideration”), except with regard to actual fraud and except for specific performance relating to noncompetition and nonsolicitation clauses; provided, however, that the Buyer Indemnitees shall be entitled to losses in excess of the Cap solely to the extent that such losses arise on or prior to September 30, 2010 solely with respect to a breach of the representation regarding intellectual property of DeWind Ltd. (“4.15(n) Losses”), but in no event shall the Buyer Indemnitees be entitled to aggregate losses (including 4.15(n) Losses) in excess of 75% of the amount of the adjusted cash consideration, except that the Cap may not apply in certain circumstances involving bankruptcy proceedings.

Buyer shall indemnify and defend DeWind and its Affiliates and their respective representatives (the “DeWind Indemnitees”) against, and shall hold them harmless from, any and all losses resulting from, arising out of, or incurred by any DeWind Indemnitee in connection with, or otherwise with respect to: (i) the failure of any representation and warranty or other statement by Buyer contained in the Purchase Agreement, the ancillary agreements, the Buyer Disclosure Schedule or any certificate or other document furnished or to be furnished to DeWind pursuant to the Purchase Agreement to be true and correct in all respects as of August 10, 2009 and as of the closing date; (ii) any breach of any covenant or agreement of Buyer contained in the Purchase Agreement, the ancillary agreements, the Buyer Disclosure Schedule or any certificate or other document furnished or to be furnished to DeWind; and (iii) any failure to perform when due the Assumed Liabilities.

DeWind Indemnitees shall be entitled to indemnification with respect to any claim for indemnification (i) only if the losses are not a De Minimis Claim; (ii) only if, and then only to the extent that, the aggregate losses to all DeWind Indemnitees, with respect to all claims for indemnification (other than De Minimis Claims), exceed the Deductible, but only to the extent such aggregate damages are in excess of the amount of the Deductible.  DeWind Indemnitees shall not be entitled to aggregate losses in excess of the Cap, except with regard to fraud.

At the closing, an escrow fund shall be delivered to the escrow agent to be held and administered by the escrow agent in accordance with the terms of the Escrow Agreement to be signed by the parties at closing and subject to release of certain amount of the funds upon the expiration of certain time periods all as set forth in such agreement.

No item included in the closing Net Asset Statement or included in the calculation of the Final Net Assets or Adjusted Cash Consideration shall constitute losses for purposes of the indemnification provisions of the Purchase Agreement.

UK DeWind Agreement

Under the UK Agreement, UK DeWind agreed to sell certain assets to Buyer (“Turbine Assets”), for the purchase price of $3.0 million, free of any liens other than certain permitted liens under such agreement (“Permitted Liens”).  Buyer also agreed to assume the Cuxhaven Lease at and after the closing date.

The consideration to be paid by Buyer to UK DeWind for the Turbine Assets shall be $3,000,000 (the “Purchase Price”).  This Purchase Price includes all payments of the European Union Value Added Tax or any other tax (each a “Tax”) that may apply to the sale of the Turbine Asset.  Buyer and UK DeWind agree to deduct from the Purchase Price the amount required to pay for all such applicable Taxes.  Buyer shall pay the Purchase Price in immediately available funds on the closing date.

UK DeWind shall terminate, simultaneous with the Closing, all its license rights granted under that certain Asset Purchase Agreement between UK DeWind and DeWind, Inc., dated September 30, 2008 (the “Prior License”).  Buyer grants UK DeWind a limited perpetual (subject to Section 1.5(c)), non-exclusive, royalty free license (the “Turbine License”) to use all of the intellectual property previously granted under the Prior License.

The UK Agreement shall immediately and automatically, without any further action from any other person, terminate upon the termination of the Purchase Agreement in accordance with its terms.  In the event of termination of the UK Agreement as provided herein, the UK Agreement shall immediately become null and void and there shall be no further obligations on the part of UK DeWind or Buyer; provided that such termination will not relieve a party in breach of this Agreement from any liability to the other party for such breach.

The closing of the transactions contemplated by the UK Agreement simultaneously with, or as soon as possible after, the closing of the transactions contemplated by the Purchase Agreement (unless another time and/or place is agreed to in writing by the parties)

On or prior to the closing date (i) UK DeWind shall deliver evidence of the termination by UK DeWind of the Prior License and acceptance of such termination by DeWind, Inc. and (ii) UK DeWind and Buyer shall execute or deliver, and file as necessary, such other documents as are (a) necessary to complete the transactions contemplated herein, or (b) reasonably requested by either party, including (x) a Bill of Sale, and such other good and sufficient instruments of transfer as Buyer reasonably deems necessary and appropriate to vest in Buyer all right, title and interest in, to and under the Turbine Assets and (y) such other good and sufficient instruments as UK DeWind reasonably deems necessary and appropriate to relieve UK DeWind of its obligations with respect to the Assumed Liabilities (the “ancillary agreements”).

Title to the Turbine Assets will pass to Buyer as of the Closing.  All information capable of electronic transmission will be transmitted to Buyer in such manner.  All other assets and information will be delivered immediately at Closing by UK DeWind to Buyer at the locations where such Turbine Assets reside as of the date hereof; provided that the molds held at the premises of SINOI GmbH shall remain at such premises, and UK DeWind shall notify SINOI GmbH of the sale of such molds to Buyer.

In the UK Agreement, UK DeWind has made representations and warranties to Buyer pertaining to: (a) organization and good standing of UK DeWind; (b) authority and enforceability of the UK Agreement; (c) no conflicts; (d) title to Turbine Assets; (e) condition of Turbine Assets; (f) Cuxhaven Lease; (g) lack of employees; and (h) completeness of disclosure.

Buyer made customary representations  and warranties to UK DeWind as of the date hereof and as of the closing date, including the representation that Buyer has cash available or has existing borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by the UK Agreement.

Prior to and after the Closing, Buyer and UK DeWind shall cooperate, and each shall use its commercially reasonable efforts, to effect as of the closing date the full and unconditional release of UK DeWind from the Cuxhaven Lease bond and the Cuxhaven Lease liens, including the return to UK DeWind of the amount of the Cuxhaven Lease bond; provided that Buyer shall not be required to provide security to any person on terms that are, on the whole, materially less favorable to Buyer than the terms of the Cuxhaven Lease bond and the Cuxhaven Lease liens are, on the whole, to UK DeWind.

After the closing and through December 31, 2010, Buyer shall make available to UK DeWind the personnel and other resources reasonably requested by Buyer to support UK DeWind’s general operations, including providing operational services for (and monitoring of) UK DeWind’s existing turbine fleet and existing orders, supporting commissioning of turbines, and administering the business relationships.  In exchange for such services, UK DeWind shall pay to Buyer reasonable fees to be negotiated by Buyer and UK DeWind in good faith.

The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in its sole discretion) of several closing conditions, including among other things, that Buyer and UK DeWind . shall have consummated the transactions contemplated in the Purchase Agreement; and that UK DeWind shall have obtained the consent of the lessor under the Cuxhaven Lease for the Cuxhaven Lease to be assigned to Buyer.  The obligation of UK DeWind to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by UK DeWind in its sole discretion) of several customary conditions.

The description of the Agreements are each qualified in its entirety by reference to such agreement attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively.

A copy of the press release regarding the asset sale is attached as Exhibit 99.1.

Item 8.01 Other Events

The Registrant held a conference call and simultaneous audio webcast to discuss the results of operations for the quarter ended June 30, 2009 and the agreement with Buyer on August 11, 2009. A transcript of the conference call is attached as Exhibit 99.2.

The press release and presentation attached hereto as Exhibit 99.1 and 99.2, respectively, is being furnished pursuant to Item 8.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title or Description
2.1	Asset Purchase Agreement by and between Daewoo Shipbuilding & Marine Engineering Co. Ltd. and DeWind, Inc. and the Registrant dated as of August 10, 2009 (1)
2.2	Asset Purchase Agreement by and between Daewoo Shipbuilding & Marine Engineering Co. Ltd. and DeWind, Ltd. dated as of August 10, 2009 (1)
99.1	Press Release
99.2	Transcript of a Conference Call held on August 11, 2009

(1) Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION
(Registrant)

Date: August 14, 2009	By:	/s/ Benton H Wilcoxon
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
2.1	Asset Purchase Agreement by and between Daewoo Shipbuilding & Marine Engineering Co. Ltd. and DeWind, Inc. and the Registrant dated as of August 10, 2009 (1)
2.2	Asset Purchase Agreement by and between Daewoo Shipbuilding & Marine Engineering Co. Ltd. and DeWind, Ltd. dated as of August 10, 2009 (1)
99.1	Press Release
99.2	Transcript of a conference call held on August 11, 2009

(1) Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.